Exhibit 3.1

Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 This filing completes the following: Conversion Exchange Merger 1. Entity Information: (Constituent, Acquired or Merging) Entity Name: TurnOnGreen, Inc. Jurisdiction: Nevada Entity Type*: Domestic Corporation (78) If more than one entity being acquired or merging please attach additional page. 2. Entity Information: (Resulting, Acquiring or Surviving) Entity Name: IMPERALIS HOLDING CORP. Jurisdiction: Nevada Entity Type*: Domestic Corporation (78) 3. Plan of Conversion, Exchange or Merger: (select one box) The entire plan of conversion, exchange or merger is attached to these articles. The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200). The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only) 4. Approval: (If more than one entity being acquired or merging please attach additional approval page.) Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required form for the : Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving TurnOnGreen, Inc. Name of acquired/merging entity IMPERALIS HOLDING CORP. Name of acquiring/surviving entity 5. Effective Date and Time: (Optional) Date:09/08/2022 Time: (must not be later than 90 days after the certificate is filed) BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov * corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust. Page 1 of 4 Filed in the Office of Secretary of State State Of Nevada Business Number E0185402005-9 Filing Number 20222601819 Filed On 09/08/2022 10:53:26 AM Number of Pages 11 Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 This filing completes the following: Conversion Exchange Merger 4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.) Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required form for the : Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity 4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.) Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required form for the : Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov * corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust. Page 2 of 4 Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign) Name Country Care of: Address City State Zip/Postal Code 7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) ** ** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. 8. Declaration: (Exchange and Merger only) Exchange: The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200). Merger: (Select one box) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180). 9. Signature Statement: (Required) Conversion: A plan of conversion has been adopted by the constituent entity in compliance with the law the jurisdiction governing the constituent entity. Signatures - must be signed by: 1.If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2.If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. Name of constituent entity BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov * corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust. Page 3 of 4 Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 9. Signature Statement Continued: (Required) Exchange: Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230) Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange. The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. Merger: Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230). The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. 10. Signature(s): (Required) If more than one entity being acquired or merging please attach additional page of information and signatures. Name of acquiring/merging entity IMPERALIS HOLDING CORP. X Signature(Exchange/Merger) David J. Katzoff Title Other Date 09/08/2022 Name of acquiring/merging entity IMPERALIS HOLDING CORP. X Signature(Exchange/Merger) Darren Magot Title President Date 09/08/2022 X Signature of Constituent Entity(Conversion) Title Date Please include any required or optional information in space below: (attach additional page(s) if necessary) BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov * corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust. Page 4 of 4